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                                                                    EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated September 10, 1999 (except for note K which is as of September 29, 1999), accompanying the consolidated financial statements of InfoAccess, Inc. appearing in the Current Report of the Company on Form 8-K, as amended, dated September 29, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                          /s/ Grant Thornton LLP




Minneapolis, Minnesota
April 10, 2000